Exhibit 99.1
PRESS RELEASE

STELLAR BANCORP, INC. REPORTS
SECOND QUARTER 2023 RESULTS

HOUSTON, July 28, 2023 - Stellar Bancorp, Inc. (the “Company” or “Stellar”) (NYSE: STEL) today reported net income of $35.2 million and diluted earnings per share of $0.66 for the second quarter 2023 compared to net income of $37.1 million and diluted earnings per share of $0.70 for the first quarter 2023.

“We are pleased to announce our second quarter operating results. We remain focused on capital, credit and liquidity and that focus is reflected in our results for the quarter that include our continued capital build, good credit quality and growth of loans in a measured way,” said Robert R. Franklin, Jr., Stellar’s Chief Executive Officer.

“The Federal Reserve continues to increase interest rates which has put pressure on deposit rates and net interest margin across the industry and the deposit rate environment remains very competitive. However, we’ve been able to maintain our high percentage of noninterest-bearing deposits while staying competitive with our interest-bearing deposit rates. Our relationship driven model continued to provide us with a very healthy margin. We are working to remain disciplined to position Stellar for long-term success as we manage through the current economic environment, thankful to be operating in what we believe to be the best commercial banking region in the country. The long-term future for Stellar remains bright,” concluded Mr. Franklin.

Second Quarter 2023 Financial Highlights

•Strong Profitability: Second quarter 2023 net income of $35.2 million and diluted earnings per share of $0.66 translated into an annualized return on average assets of 1.31% and an annualized return on average tangible equity of 17.05%(1).

•Continued Regulatory Capital Build: Total risk-based capital ratio increased to 13.03% at June 30, 2023 from 12.39% at December 31, 2022 and Tier 1 leverage ratio increased to 9.51% at June 30, 2023 from 8.55% at December 31, 2022.

•Excellent Credit Performance: Net charge-offs of $428 thousand, or 0.01%, for the year-to-date 2023, while nonperforming assets remained stable.

•Solid Margin: Tax equivalent net interest margin was 4.49% for the second quarter of 2023 as compared to 4.80% in the first quarter of 2023. The tax equivalent net interest margin, excluding purchase accounting accretion (“PAA”), was 3.97%(1) for the second quarter of 2023 and 4.38%(1) for the first quarter of 2023.

•Advantageous Funding Profile: Noninterest-bearing deposit balances decreased from the first quarter but remained a significant portion of our deposit funding base at 42.4% at the end of the second quarter 2023 compared to 44.4% at the end of the first quarter 2023.

Merger of Equals

The merger of equals (the “Merger”) between Allegiance Bancshares, Inc. (“Allegiance”) and CBTX, Inc. (“CBTX”), which became effective on October 1, 2022, was accounted for as a reverse acquisition using the acquisition method of accounting, with CBTX treated as the legal acquirer and Allegiance treated as the accounting acquirer for financial reporting purposes. Therefore, the historical financial statements of the Company prior to the Merger reflect the historical financial statement balances of Allegiance. In addition, the assets and liabilities of CBTX as of the date of the Merger were recorded at estimated fair value and added to those of Allegiance. The Company’s valuations of CBTX’s assets and liabilities are preliminary and may be refined for up to a year from the date of the Merger. The Merger had a significant impact on all aspects of the Company's financial statements and, as a result, financial results after the Merger are not comparable to financial results prior to the Merger. Results of operations reflect the combined operations following the Merger for the first and second quarters of 2023 and the fourth quarter 2022 and stand-alone Allegiance for all periods prior to October 1, 2022.
_____________________
(1) Refer to page 10 of this earnings release for the calculation of this non-GAAP financial measure.

Second Quarter 2023 Results

Stellar’s net interest income in the second quarter 2023 decreased $7.5 million, or 6.5%, from $115.8 million for the first quarter 2023. The net interest margin on a tax equivalent basis decreased 31 basis points to 4.49% for the second quarter 2023 from 4.80% for the first quarter 2023. The decrease in the net interest margin from the prior quarter was primarily due to the impact of increased interest rates on our cost of funding only partially offset by increased income on interest earning assets. Net interest income for the second quarter of 2023 benefited from $12.6 million of income from purchase accounting adjustments compared to $10.1 million in the first quarter of 2023. Excluding purchase accounting adjustments, a non-GAAP measure that is reconciled on page 10 of this earnings release, net interest income for the second quarter 2023 would have been $95.9 million and the tax equivalent net interest margin would have been 3.97%.

Noninterest income for the second quarter 2023 was $5.5 million, a decrease of $2.0 million, or 26.9%, compared to $7.5 million for the first quarter 2023. Noninterest income decreased in the second quarter of 2023 compared to the first quarter of 2023 primarily due to Small Business Investment Company income recognized in the first quarter of 2023.

Noninterest expense for the second quarter 2023 decreased $3.4 million, or 4.7%, to $69.2 million compared to $72.6 million for the first quarter of 2023. The decrease in noninterest expense in the second quarter of 2023 compared to the first quarter of 2023 was primarily due to a decrease in acquisition and merger-related expenses which totaled $2.9 million for the second quarter of 2023 compared to $6.2 million in the first quarter of 2023.

Stellar’s efficiency ratio was 60.83% for the second quarter 2023 compared to 58.96% for the first quarter 2023. Second quarter 2023 annualized returns on average assets, average equity and average tangible equity were 1.31%, 9.67% and 17.05%, respectively, compared to 1.38%, 10.62% and 19.32%, respectively, for the first quarter 2023. Return on average tangible equity is a non-GAAP measure. Please refer to the non-GAAP reconciliation on page 10 of this earnings release.

Financial Condition

Total loans at June 30, 2023 increased $182.7 million to $8.07 billion compared to $7.89 billion at March 31, 2023. At June 30, 2023, the remaining balance of the purchase accounting adjustments on loans was $131.4 million.

Total deposits at June 30, 2023 increased $27.5 million to $8.77 billion compared to $8.74 billion at March 31, 2023, driven in part by increased CDs more than offsetting decreases in noninterest-bearing and money market balances. Shifts in the deposit mix were primarily driven by the current interest rate environment and an intensely competitive market for deposits. Estimated uninsured deposits totaled $4.75 billion and estimated uninsured deposits net of collateralized deposits of $936 million were $3.82 billion, or 43.5%, of total deposits at June 30, 2023.

Total assets at June 30, 2023 were $10.78 billion, an increase of $173.6 million, compared to $10.60 billion at March 31, 2023.

Asset Quality

Nonperforming assets totaled $43.3 million, or 0.40% of total assets, at June 30, 2023 compared to $43.5 million, or 0.41% of total assets, at March 31, 2023. The allowance for credit losses on loans as a percentage of total loans was 1.24% at June 30, 2023 and 1.22% at March 31, 2023.

The provision for credit losses for the second quarter 2023 was $1.9 million compared to $3.7 million for the first quarter 2023. Second quarter 2023 net charge-offs were $236 thousand, or 0.01% (annualized) of average loans, compared to net charge-offs of $192 thousand, or 0.01% (annualized) of average loans, for the first quarter 2023.

GAAP Reconciliation of Non-GAAP Financial Measures

Stellar’s management uses certain non-GAAP financial measures. Please refer to the GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures on page 10 of this earnings release for a reconciliation of these non-GAAP financial measures.

Conference Call

Stellar’s management team will host a conference call and webcast on Friday, July 28, 2023 at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss second quarter 2023 results. Individuals and investment professionals may register for the conference call at https://register.vevent.com/register/BI2481d74e1f5a4577b2eff534eef7c8b7 to receive the dial-in numbers and unique PIN to access the call. If you need assistance in obtaining a dial-in number, please contact IR@stellarbancorpinc.com. A simultaneous audio-only webcast may be accessed via the Investor Relations section of Stellar’s website at https://ir.stellarbancorpinc.com/news-and-events/webcast-and-presentations. If you are unable to participate during the live webcast, the webcast will be accessible via the Investor Relations section of Stellar’s website at ir.stellarbancorpinc.com.

About Stellar Bancorp, Inc.

Stellar Bancorp, Inc. is a bank holding company headquartered in Houston, Texas. Stellar’s principal banking subsidiary, Stellar Bank, provides a diversified range of commercial banking services primarily to small- to medium-sized businesses and individual customers across the Houston, Dallas, Beaumont and surrounding communities in Texas.

Investor relations
IR@stellarbancorpinc.com

Forward-Looking Statements

Certain statements in this press release which are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements about the benefits of the Merger, including future financial performance and operating results, the Company’s plans, business and growth strategies, objectives, expectations and intentions, and other statements that are not historical facts, including projections of macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact economic trends, and any such variations may be material. Forward-looking statements may be identified by terminology such as “may,” “will,” “should,” “could,” “scheduled,” “plans,” “intends,” “projects,” “anticipates,” “expects,” “believes,” “estimates,” “potential,” “would,” or “continue” or negatives of such terms or other comparable terminology.

All forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of Stellar to differ materially from any results expressed or implied by such forward-looking statements. Such factors include, among others: the risk that the cost savings and any revenue synergies from the Merger may not be fully realized or may take longer than anticipated to be realized; disruption to our business as a result of the Merger; the risk that the integration of operations will be materially delayed or will be more costly or difficult than we expected or that we are otherwise unable to successfully integrate our legacy businesses; the amount of the costs, fees, expenses and charges related to the Merger; reputational risk and the reaction of our customers, suppliers, employees or other business partners to the Merger; changes in the interest rate environment, the value of Stellar’s assets and obligations and the availability of capital and liquidity; general competitive, economic, political and market conditions; and other factors that may affect future results of Stellar including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; disruptions to the economy and the U.S. banking system caused by recent bank failures, risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments and other actions of the Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation and Texas Department of Banking and legislative and regulatory actions and reforms.

Additional factors which could affect the Company’s future results can be found in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC and available on the SEC’s website at https://www.sec.gov. We disclaim any obligation and do not intend to update or revise any forward-looking statements contained in this communication, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	2023		2022
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
ASSETS
Cash and due from banks	$105,913	$99,231	$67,063	$16,449	$17,547
Interest-bearing deposits at other financial institutions	198,176	164,102	304,642	102,118	275,290
Total cash and cash equivalents	304,089	263,333	371,705	118,567	292,837

Available for sale securities, at fair value	1,478,222	1,519,175	1,807,586	1,618,995	1,709,321

Loans held for investment	8,068,718	7,886,044	7,754,751	4,591,912	4,348,833
Less: allowance for credit losses on loans	(100,195)	(96,188)	(93,180)	(52,147)	(50,242)
Loans, net	7,968,523	7,789,856	7,661,571	4,539,765	4,298,591

Accrued interest receivable	42,051	42,405	44,743	29,697	29,882
Premises and equipment, net	119,142	124,723	126,803	57,837	58,482
Federal Home Loan Bank stock	24,478	19,676	15,058	16,843	4,078
Bank-owned life insurance	104,148	103,616	103,094	28,305	28,170
Goodwill	497,260	497,260	497,260	223,642	223,642
Core deposit intangibles, net	129,805	136,665	143,525	12,406	13,156
Other assets	110,633	108,009	129,092	84,285	73,605
Total assets	$10,778,351	$10,604,718	$10,900,437	$6,730,342	$6,731,764

LIABILITIES AND SHAREHOLDERS’ EQUITY

LIABILITIES:
Deposits:
Noninterest-bearing	$3,713,536	$3,877,859	$4,230,169	$2,465,839	$2,394,719
Interest-bearing
Demand	1,437,509	1,394,244	1,591,828	956,920	1,016,381
Money market and savings	2,174,073	2,401,840	2,575,923	1,471,690	1,510,008
Certificates and other time	1,441,251	1,064,932	869,712	766,270	959,524
Total interest-bearing deposits	5,052,833	4,861,016	5,037,463	3,194,880	3,485,913
Total deposits	8,766,369	8,738,875	9,267,632	5,660,719	5,880,632

Accrued interest payable	4,555	3,875	2,098	2,673	1,500
Borrowed funds	369,963	238,944	63,925	257,000	—
Subordinated debt	109,566	109,420	109,367	109,241	109,109
Other liabilities	69,218	67,388	74,239	44,407	35,194
Total liabilities	9,319,671	9,158,502	9,517,261	6,074,040	6,026,435

SHAREHOLDERS’ EQUITY:
Common stock	533	533	530	281	286
Capital surplus	1,228,532	1,225,596	1,222,761	511,434	524,033
Retained earnings	361,619	333,368	303,146	307,975	296,477
Accumulated other comprehensive loss	(132,004)	(113,281)	(143,261)	(163,388)	(115,467)
Total shareholders’ equity	1,458,680	1,446,216	1,383,176	656,302	705,329

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,778,351	$10,604,718	$10,900,437	$6,730,342	$6,731,764

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars in thousands, except per share data)
INTEREST INCOME:
Loans, including fees	$133,931	$125,729	$116,145	$58,025	$53,835	$259,660	$106,205
Securities:
Taxable	9,726	9,653	9,834	6,655	5,571	19,379	10,639
Tax-exempt	436	1,262	3,057	2,594	2,557	1,698	5,082
Deposits in other financial institutions	2,865	3,771	2,933	608	877	6,636	1,217
Total interest income	146,958	140,415	131,969	67,882	62,840	287,373	123,143

INTEREST EXPENSE:
Demand, money market and savings deposits	20,708	18,037	12,406	3,527	1,859	38,745	3,206
Certificates and other time deposits	9,622	3,307	2,083	1,664	1,922	12,929	4,078
Borrowed funds	6,535	1,317	417	499	114	7,852	300
Subordinated debt	1,812	1,927	1,449	1,502	1,463	3,739	2,905
Total interest expense	38,677	24,588	16,355	7,192	5,358	63,265	10,489
NET INTEREST INCOME	108,281	115,827	115,614	60,690	57,482	224,108	112,654
Provision for credit losses	1,915	3,666	44,793	1,962	2,143	5,581	3,957
Net interest income after provision for credit losses	106,366	112,161	70,821	58,728	55,339	218,527	108,697

NONINTEREST INCOME:
Nonsufficient funds fees	418	406	447	145	126	824	242
Service charges on deposit accounts	1,157	943	1,242	527	560	2,100	1,087
(Loss) gain on sale of assets	(6)	198	4,025	42	(17)	192	(17)
Bank-owned life insurance	532	522	515	135	342	1,054	475
Debit card and ATM card income	1,821	1,698	1,897	869	880	3,519	1,699
Other	1,561	3,731	2,511	1,277	813	5,292	3,236
Total noninterest income	5,483	7,498	10,637	2,995	2,704	12,981	6,722

NONINTEREST EXPENSE:
Salaries and employee benefits	37,300	39,775	40,949	22,013	21,864	77,075	44,592
Net occupancy and equipment	3,817	4,088	3,781	2,129	2,220	7,905	4,425
Depreciation	1,841	1,836	1,903	1,003	1,012	3,677	2,045
Data processing and software amortization	4,674	5,054	3,776	2,541	2,522	9,728	5,020
Professional fees	1,564	1,527	2,298	485	662	3,091	800
Regulatory assessments and FDIC insurance	2,755	1,294	1,263	1,134	1,256	4,049	2,517
Amortization of intangibles	6,881	6,879	7,051	750	751	13,760	1,502
Communications	689	701	737	359	363	1,390	704
Advertising	907	839	1,130	385	483	1,746	945
Acquisition and merger-related expenses	2,897	6,165	11,469	10,551	1,667	9,062	2,118
Other	5,882	4,440	5,267	2,681	5,104	10,322	7,753
Total noninterest expense	69,207	72,598	79,624	44,031	37,904	141,805	72,421
INCOME BEFORE INCOME TAXES	42,642	47,061	1,834	17,692	20,139	89,703	42,998
Provision for income taxes	7,467	9,913	(218)	3,406	3,702	17,380	7,904
NET INCOME	$35,175	$37,148	$2,052	$14,286	$16,437	$72,323	$35,094

EARNINGS PER SHARE
Basic	$0.66	$0.70	$0.04	$0.51	$0.57	$1.36	$1.22
Diluted	$0.66	$0.70	$0.04	$0.50	$0.56	$1.36	$1.21

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)

Net income	$35,175	$37,148	$2,052	$14,286	$16,437	$72,323	$35,094

Earnings per share, basic	$0.66	$0.70	$0.04	$0.51	$0.57	$1.36	$1.22
Earnings per share, diluted	$0.66	$0.70	$0.04	$0.50	$0.56	$1.36	$1.21
Dividends per share	$0.13	$0.13	$0.13	$0.10	$0.10	$0.26	$0.20

Return on average assets(A)	1.31%	1.38%	0.07%	0.84%	0.94%	1.35%	0.99%
Return on average equity(A)	9.67%	10.62%	0.60%	7.90%	8.86%	10.14%	9.14%
Return on average tangible equity(A)(B)	17.05%	19.32%	1.16%	11.78%	13.00%	18.14%	13.19%
Net interest margin (tax equivalent)(A)(C)	4.49%	4.80%	4.71%	3.85%	3.53%	4.64%	3.41%
Net interest margin (tax equivalent) excluding PAA(A)(B)(C)	3.97%	4.38%	4.38%	3.85%	3.52%	4.18%	3.41%
Efficiency ratio(D)	60.83%	58.96%	65.14%	69.18%	62.96%	59.86%	60.66%

Capital Ratios
Stellar Bancorp, Inc. (Consolidated)
Equity to assets	13.53%	13.64%	12.69%	9.75%	10.48%	13.53%	10.48%
Tangible equity to tangible assets(B)	8.19%	8.15%	7.24%	6.47%	7.21%	8.19%	7.21%
Total capital ratio (to risk-weighted assets)	13.03%	12.72%	12.39%	14.66%	15.47%	13.03%	15.47%
Common equity Tier 1 capital (to risk weighted assets)	10.67%	10.39%	10.04%	11.39%	12.06%	10.67%	12.06%
Tier 1 capital (to risk-weighted assets)	10.78%	10.50%	10.15%	11.58%	12.26%	10.78%	12.26%
Tier 1 leverage (to average tangible assets)	9.51%	9.01%	8.55%	9.00%	8.65%	9.51%	8.65%

Stellar Bank
Total capital ratio (to risk-weighted assets)	12.80%	12.42%	12.02%	14.12%	14.50%	12.80%	14.50%
Common equity Tier 1 capital (to risk-weighted assets)	11.22%	10.87%	10.46%	12.20%	12.51%	11.22%	12.51%
Tier 1 capital (to risk-weighted assets)	11.22%	10.87%	10.46%	12.20%	12.51%	11.22%	12.51%
Tier 1 leverage (to average tangible assets)	9.89%	9.35%	8.81%	9.49%	8.83%	9.89%	8.83%

Other Data
Weighted average shares:
Basic	53,297	53,021	52,715	28,286	28,874	53,160	28,879
Diluted	53,375	53,138	52,973	28,529	29,120	53,261	29,108
Period end shares outstanding	53,303	53,296	52,955	28,137	28,586	53,303	28,586
Book value per share	$27.37	$27.14	$26.12	$23.33	$24.67	$27.37	$24.67
Tangible book value per share(B)	$15.60	$15.24	$14.02	$14.94	$16.39	$15.60	$16.39
Employees - full-time equivalents	1,004	1,055	1,025	562	578	1,004	578

(A)Interim periods annualized.
(B)Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures on page 10 of this Earnings Release.
(C)Net interest margin represents net interest income divided by average interest-earning assets.
(D)Represents total noninterest expense divided by the sum of net interest income plus noninterest income, excluding net gains and losses on the sale of loans, securities and assets. Additionally, taxes and provision for credit losses are not part of this calculation.

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	June 30, 2023			March 31, 2023			June 30, 2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,980,856	$133,931	6.73%	$7,847,011	$125,729	6.50%	$4,303,714	$53,835	5.02%
Securities	1,502,949	10,162	2.71%	1,604,011	10,915	2.76%	1,778,745	8,128	1.83%
Deposits in other financial institutions	209,722	2,865	5.48%	364,781	3,771	4.19%	535,546	877	0.66%
Total interest-earning assets	9,693,527	$146,958	6.08%	9,815,803	$140,415	5.80%	6,618,005	$62,840	3.81%
Allowance for credit losses on loans	(96,414)			(93,331)			(49,290)
Noninterest-earning assets	1,143,025			1,160,061			450,584
Total assets	$10,740,138			$10,882,533			$7,019,299

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,387,604	$9,343	2.70%	$1,650,273	$8,382	2.06%	$1,044,493	$927	0.36%
Money market and savings deposits	2,220,827	11,365	2.05%	2,490,889	9,655	1.57%	1,566,376	932	0.24%
Certificates and other time deposits	1,225,834	9,622	3.15%	861,595	3,307	1.56%	1,088,664	1,922	0.71%
Borrowed funds	479,896	6,535	5.46%	105,191	1,317	5.08%	50,116	114	0.91%
Subordinated debt	109,499	1,812	6.64%	109,415	1,927	7.14%	109,045	1,463	5.38%
Total interest-bearing liabilities	5,423,660	$38,677	2.86%	5,217,363	$24,588	1.91%	3,858,694	$5,358	0.56%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,779,594			4,166,265			2,382,230
Other liabilities	78,411			80,823			34,249
Total liabilities	9,281,665			9,464,451			6,275,173
Shareholders' equity	1,458,473			1,418,082			744,126
Total liabilities and shareholders' equity	$10,740,138			$10,882,533			$7,019,299

Net interest rate spread			3.22%			3.89%			3.25%

Net interest income and margin		$108,281	4.48%		$115,827	4.79%		$57,482	3.48%

Net interest income and net interest margin (tax equivalent)		$108,509	4.49%		$116,119	4.80%		$58,238	3.53%

Cost of funds			1.69%			1.06%			0.34%
Cost of deposits			1.41%			0.94%			0.25%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Six Months Ended June 30,
	2023			2022
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	Average Balance	Interest Earned/ Interest Paid	Average Yield/Rate
	(Dollars in thousands)
Assets
Interest-Earning Assets:
Loans	$7,914,303	$259,660	6.62%	$4,267,810	$106,205	5.02%
Securities	1,553,200	21,077	2.74%	1,807,024	15,721	1.75%
Deposits in other financial institutions	286,823	6,636	4.67%	670,316	1,217	0.37%
Total interest-earning assets	9,754,326	$287,373	5.94%	6,745,150	$123,143	3.68%
Allowance for credit losses on loans	(94,881)			(48,819)
Noninterest-earning assets	1,151,497			441,390
Total assets	$10,810,942			$7,137,721

Liabilities and Shareholders' Equity
Interest-Bearing Liabilities:
Interest-bearing demand deposits	$1,518,213	$17,725	2.35%	$1,057,678	$1,476	0.28%
Money market and savings deposits	2,355,112	21,020	1.80%	1,575,325	1,730	0.22%
Certificates and other time deposits	1,044,721	12,929	2.50%	1,166,490	4,078	0.70%
Borrowed funds	293,578	7,852	5.39%	69,868	300	0.87%
Subordinated debt	109,458	3,739	6.89%	108,979	2,905	5.38%
Total interest-bearing liabilities	5,321,082	$63,265	2.40%	3,978,340	10,489	0.53%

Noninterest-Bearing Liabilities:
Noninterest-bearing demand deposits	3,971,862			2,347,366
Other liabilities	79,609			37,767
Total liabilities	9,372,553			6,363,473
Shareholders' equity	1,438,389			774,248
Total liabilities and shareholders' equity	$10,810,942			$7,137,721

Net interest rate spread			3.54%			3.15%

Net interest income and margin		$224,108	4.63%		$112,654	3.37%

Net interest income and net interest margin (tax equivalent)		$224,628	4.64%		$114,160	3.41%

Cost of funds			1.37%			0.33%
Cost of deposits			1.17%			0.24%

Stellar Bancorp, Inc.
Financial Highlights
(Unaudited)

	Three Months Ended
	2023		2022
	June 30	March 31	December 31	September 30	June 30
	(Dollars in thousands)
Period-end Loan Portfolio:
Commercial and industrial	$1,512,476	$1,477,340	$1,455,795	$732,636	$727,068
Paycheck Protection Program (PPP)	8,027	11,081	13,226	17,827	31,855
Real estate:
Commercial real estate (including multi-family residential)	4,038,487	4,014,609	3,931,480	2,407,039	2,265,155
Commercial real estate construction and land development	1,136,124	1,034,538	1,037,678	513,248	450,694
1-4 family residential (including home equity)	1,009,439	1,008,362	1,000,956	699,636	682,066
Residential construction	311,208	292,143	268,150	183,563	155,017
Consumer and other	52,957	47,971	47,466	37,963	36,978
Total loans held for investment	$8,068,718	$7,886,044	$7,754,751	$4,591,912	$4,348,833

Deposits:
Noninterest-bearing	$3,713,536	$3,877,859	$4,230,169	$2,465,839	$2,394,719
Interest-bearing
Demand	1,437,509	1,394,244	1,591,828	956,920	1,016,381
Money market and savings	2,174,073	2,401,840	2,575,923	1,471,690	1,510,008
Certificates and other time	1,441,251	1,064,932	869,712	766,270	959,524
Total interest-bearing deposits	5,052,833	4,861,016	5,037,463	3,194,880	3,485,913
Total deposits	$8,766,369	$8,738,875	$9,267,632	$5,660,719	$5,880,632

Asset Quality:
Nonaccrual loans	$43,349	$43,413	$45,048	$21,551	$28,225
Accruing loans 90 or more days past due	—	—	—	—	—
Total nonperforming loans	43,349	43,413	45,048	21,551	28,225
Other repossessed assets	—	124	—	—	—
Total nonperforming assets	$43,349	$43,537	$45,048	$21,551	$28,225

Net charge-offs (recoveries)	$236	$192	$5,707	$(245)	$571

Nonaccrual loans:
Commercial and industrial	$22,968	$23,329	$25,402	$6,916	$9,145
Real estate:
Commercial real estate (including multi-family residential)	8,221	9,026	9,970	10,392	14,409
Commercial real estate construction and land development	388	27	—	241	1,511
1-4 family residential (including home equity)	10,880	10,586	9,404	3,854	3,040
Residential construction	665	195	—	—	—
Consumer and other	227	250	272	148	120
Total nonaccrual loans	$43,349	$43,413	$45,048	$21,551	$28,225

Asset Quality Ratios:
Nonperforming assets to total assets	0.40%	0.41%	0.41%	0.32%	0.42%
Nonperforming loans to total loans	0.54%	0.55%	0.58%	0.47%	0.65%
Allowance for credit losses on loans to nonperforming loans	231.14%	221.56%	206.85%	241.97%	178.01%
Allowance for credit losses on loans to total loans	1.24%	1.22%	1.20%	1.14%	1.16%
Net charge-offs (recoveries) to average loans (annualized)	0.01%	0.01%	0.30%	(0.02%)	0.05%

Stellar Bancorp, Inc.
GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures
(Unaudited)

Stellar’s management uses certain non-GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Stellar believes that these non-GAAP financial measures provide meaningful supplemental information regarding its performance and that management and investors benefit from referring to these non-GAAP financial measures in assessing Stellar’s performance and when planning, forecasting, analyzing and comparing past, present and future periods. Specifically, Stellar reviews pre-tax, pre-provision income, pre-tax pre-provision ROAA, adjusted pre-tax, pre-provision income, adjusted pre-tax, pre-provision ROAA, adjusted efficiency ratio, tangible book value per share, return on average tangible equity, tangible equity to tangible assets and net interest margin (tax equivalent) excluding PAA for internal planning and forecasting purposes. Stellar has included in this earnings release information relating to these non-GAAP financial measures for the applicable periods presented. These non-GAAP measures should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which Stellar calculates the non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

	Three Months Ended					Six Months Ended
	2023		2022			2023	2022
	June 30	March 31	December 31	September 30	June 30	June 30	June 30
	(Dollars and share amounts in thousands, except per share data)
Net income	$35,175	$37,148	$2,052	$14,286	$16,437	$72,323	$35,094
Add: Provision for credit losses	1,915	3,666	44,793	1,962	2,143	5,581	3,957
Add: Provision for income taxes	7,467	9,913	(218)	3,406	3,702	17,380	7,904
Pre-tax, pre-provision income	$44,557	$50,727	$46,627	$19,654	$22,282	$95,284	$46,955

Total average assets	$10,740,138	$10,882,533	$10,946,009	$6,717,886	$7,019,299	$10,810,942	$7,137,721

Pre-tax, pre-provision return on average assets(B)	1.66%	1.89%	1.69%	1.16%	1.27%	1.78%	1.33%

Pre-tax, pre-provision income	$44,557	$50,727	$46,627	$19,654	$22,282	$95,284	$46,955
Add: Acquisition and merger-related expenses	2,897	6,165	11,469	10,551	1,667	9,062	2,118
Add: Amortization of intangibles	6,881	6,879	7,051	750	751	13,760	1,502
Less: Purchase accounting accretion	12,572	10,104	8,160	40	77	22,676	170
Less: (Loss) gain on sale of assets	(6)	198	4,025	42	(17)	192	(17)
Adjusted pre-tax, pre-provision income	$41,769	$53,469	$52,962	$30,873	$24,640	$95,238	$50,422

Adjusted pre-tax, pre-provision return on average assets(B)	1.56%	1.99%	1.92%	1.82%	1.41%	1.78%	1.42%

Total noninterest expense	$69,207	$72,598	$79,624	$44,031	$37,904	$141,805	$72,421
Less: Acquisition and merger-related expenses	2,897	6,165	11,469	10,551	1,667	9,062	2,118
Less: Amortization of intangibles	6,881	6,879	7,051	750	751	13,760	1,502
Net interest income	108,281	115,827	115,614	60,690	57,482	224,108	112,654
Less: Purchase accounting accretion	12,572	10,104	8,160	40	77	22,676	170
Total noninterest income	5,483	7,498	10,637	2,995	2,704	12,981	6,722
Less: (Loss) gain on sale of assets	(6)	198	4,025	42	(17)	192	(17)
Adjusted efficiency ratio(A)	58.73%	52.69%	53.57%	51.46%	59.02%	55.54%	57.71%

Total shareholders' equity	$1,458,680	$1,446,216	$1,383,176	$656,302	$705,329	$1,458,680	$705,329
Less: Goodwill and core deposit intangibles, net	627,065	633,925	640,785	236,048	236,798	627,065	236,798
Tangible shareholders’ equity	$831,615	$812,291	$742,391	$420,254	$468,531	$831,615	$468,531

Shares outstanding at end of period	53,303	53,296	52,955	28,137	28,586	53,303	28,586

Tangible book value per share	$15.60	$15.24	$14.02	$14.94	$16.39	$15.60	$16.39

Average shareholders' equity	$1,458,473	$1,418,082	$1,347,938	$717,436	$744,126	$1,438,389	$774,248
Less: Average goodwill and core deposit intangibles, net	630,854	638,110	658,107	236,399	237,153	634,462	237,537
Average tangible shareholders’ equity	$827,619	$779,972	$689,831	$481,037	$506,973	$803,927	$536,711

Return on average tangible equity(B)	17.05%	19.32%	1.18%	11.78%	13.00%	18.14%	13.19%

Total assets	$10,778,351	$10,604,718	$10,900,437	$6,730,342	$6,731,764	$10,778,351	$6,731,764
Less: Goodwill and core deposit intangibles, net	627,065	633,925	640,785	236,048	236,798	627,065	236,798
Tangible assets	$10,151,286	$9,970,793	$10,259,652	$6,494,294	$6,494,966	$10,151,286	$6,494,966

Tangible equity to tangible assets	8.19%	8.15%	7.24%	6.47%	7.21%	8.19%	7.21%

Net interest income (tax equivalent)	$108,509	$116,119	$116,574	$61,418	$58,238	$224,628	$114,160
Less: Purchase accounting accretion	12,572	10,104	8,160	40	77	22,676	170
Adjusted net interest income (tax equivalent)	$95,937	$106,015	$108,414	$61,378	$58,161	$201,952	$113,990

Average earning assets	$9,693,527	$9,815,803	$9,815,701	$6,325,984	$6,618,005	$9,754,326	$6,745,150
Net interest margin (tax equivalent) excluding PAA	3.97%	4.38%	4.38%	3.85%	3.52%	4.18%	3.41%
(A)Represents total noninterest expense, excluding acquisition and merger-related expenses, core deposit intangibles amortization and write-downs on assets moved to held for sale, divided by the sum of net interest income, excluding purchase accounting adjustments plus noninterest income, excluding gains and losses on the sale of assets. Additionally, taxes and provision for credit losses are not part of this calculation.
(B)Interim periods annualized.